For the fiscal period ended 12/31/04
File number 811-3623

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  The Prudential Series Fund, Inc. ?
SP High Yield Bond Portfolio

1.   Name of Issuer:
	K&F Acquisition Inc.

2.   Date of Purchase
	11/05/04

3.   Number of Securities Purchased
	1830

4.   Dollar Amount of Purchase
	$183,000

5.   Price Per Unit
	$100

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Lehman Brothers

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

Goldman Sachs
Citigroup
JP Morgan